EXHIBIT 10.8

FIRST CITIZENS NATIONAL BANK
IMPUTED INCOME TAX REIMIBURSEMENT AGREEMENT

            This Imputed Income Tax Reimbursement Agreement (the "Agreement") is adopted this ________ day of _______________, 200__, by and between First Citizens National Bank, located in Dyersburg, Tennessee (the "Company"), and ____________ (the "Executive").

INTRODUCTION

To encourage the Executive to remain an employee of the Company, the Company is willing to provide to the Executive annual cash payments to reimburse the Executive for a portion of the tax expenses incurred due to imputed income under the Amended and Restated Split Dollar Agreement (the "Split Dollar Agreement").  The Company will make the payments described herein from the Company's general assets.

Article 1
Definitions

            Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1	"Code" means the Internal Revenue Code of 1986, as amended.

1.2	"Effective Date" means January 1, 2008.

1.3	"Imputed Income Tax Reimbursement" means the cash payment calculated pursuant to Section 2.1 and paid to the Executive in accordance with Section 2.2.

1.4	"Plan Year" means the calendar year.

1.5

"Separation from Service" means termination of the Executive's employment with the Company for reasons other than death.  Whether a Separation from Service has occurred is determined based on whether the facts and circumstances indicate that the Company and Executive reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Executive would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six (36) month period (or the full period of services to the Company if the Executive has been providing services to the Company less than thirty-six (36)  months).

1.6	"Specified Employee" means an employee who at the time of Separation from Service is a key employee of the Company, if any stock of the Company is publicly traded on an established securities market or otherwise. For purposes of this Agreement, an employee is a key employee if the employee meets the requirements of Code Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the regulations thereunder and disregarding section 416(i)(5)) at any time during the twelve (12) month period ending on December 31 (the "identification period"). If the employee is a key employee during an identification period, the employee is treated as a key employee for purposes of this Agreement during the twelve (12) month period that begins on the first day of April following the close of the identification period.

Article 2
Imputed Income Tax Reimbursement

2.1	Imputed Income Tax Reimbursement. With respect to each Plan Year, the Company shall reimburse to the Executive a portion of the amount of the federal and state income taxes attributable to i) the income imputed to the Executive on the benefit under the Amended and Restated Split Dollar Agreement and ii) the additional cash payments hereunder. The amount of the Imputed Income Tax Reimbursement is the amount on Schedule A.

2.2	Distribution of Imputed Income Tax Reimbursement. The Company shall pay the Imputed Income Tax Reimbursement to the Executive within two and one-half (2 ½) months after the end of the Plan Year to which it relates.

2.3	Duration of Imputed Income Tax Reimbursement. The Company shall pay the Imputed Income Tax Reimbursement until the death of the Executive.

2.4	Death of the Executive. If the Executive dies prior to the payment of an Imputed Income Tax Reimbursement due under Section 2.1 hereof, the Company shall pay the Imputed Income Tax Reimbursement to the Executive's estate at the same time and in the same manner as the Imputed Income Tax Reimbursement was to be paid to the Executive.

2.5	Restriction on Timing of Distributions. Notwithstanding any provision of this Agreement to the contrary, if the Executive is considered a Specified Employee, the provisions of this Section 2.5 shall govern all distributions hereunder. If benefit distributions which would otherwise be made to the Executive due to Separation from Service are limited because the Executive is a Specified Employee, then such distributions shall not be made during the first six (6) months following Separation from Service. Rather, any distribution which would otherwise be paid to the Executive during such period shall be accumulated and paid to the Executive in a lump sum on the first day of the seventh month following Separation from Service. All subsequent distributions shall be paid in the manner specified.

2.6	Distributions Upon Taxation of Amounts Deferred. If, pursuant to Code Section 409A, the Federal Insurance Contributions Act or other state, local or foreign tax, the Executive becomes subject to tax on the amounts deferred hereunder, then, the Bank may make a limited distribution to the Executive in accordance with the provisions of Treasury Regulations Section 1.409A-3(j)(vi), (vii) and (xi). Any such distribution will decrease the Executive's benefit hereunder.

2.7	Change in Form or Timing of Distributions. All changes in the form or timing of distributions hereunder must comply with the following requirements. The changes:

  may not accelerate the time or schedule of any distribution, except as provided in Section 409A of the Code and the regulations thereunder;

  must for, benefits distributable under Section 2.2, be made at least twelve (12) months prior to the first scheduled distribution;

  must for benefits distributable under Section 2.2 delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and

  must take effect not less than twelve (12) months after the election is made.

Article 3
Amendment and Termination

3.1	Amendments. This Company may unilaterally amend this Agreement at anytime with written notice to the Executive.

3.2	Plan Termination Generally. This Company may unilaterally terminate this Agreement at any time by written notice to the Executive. The Executive's right to the Imputed Income Tax Reimbursement may not be liquidated or exchanged for another benefit.

Article 4
Claims And Review Procedures

4.1       Claims Procedure.  A person ("claimant") who has not received benefits under this Agreement that he or she believes should be distributed shall make a claim for such benefits as follows:

4.1.1

Initiation - Written Claim.  The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.  If such a claim relates to the contents of a notice received by the claimant, the claim must be made within sixty (60) days after such notice was received by the claimant.  All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred.  The claim must state with particularity the determination desired by the claimant.

4.1.2

Timing of Plan Administrator Response.  The Plan Administrator shall respond to such claimant within ninety (90) days after receiving the claim.  If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional ninety (90) days by notifying the claimant in writing, prior to the end of the initial ninety (90) day period, which an additional period is required.  The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

4.1.3	Notice of Decision. If the Plan Administrator denies part or the entire claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

  The specific reasons for the denial;

  A reference to the specific provisions of this Agreement on which the denial is based;

  A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

  An explanation of this Agreement's review procedures and the time limits applicable to such procedures; and

  A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

4.2       Review Procedure.  If the Plan Administrator denies part or the entire claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial as follows:

4.2.1

Initiation - Written Request.  To initiate the review, the claimant, within sixty (60) days after receiving the Plan Administrator's notice of denial, must file with the Plan Administrator a written request for review.

4.2.2

Additional Submissions - Information Access.  The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim.  The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

4.2.3	Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

4.2.4	Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within sixty (60) days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional sixty (60) days by notifying the claimant in writing, prior to the end of the initial sixty (60) day period, which an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

4.2.5	Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

  The specific reasons for the denial;

  A reference to the specific provisions of this Agreement on which the denial is based;

  A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits; and

  A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

Article 5
Miscellaneous

5.1	Binding Effect. This Agreement shall bind the Executive and the Company and their beneficiaries, survivors, executors, administrators and transferees.

5.2	No Guarantee of Employment. This Agreement is not a contract for employment. It does not give the Executive the right to remain as an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

5.3	Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

  Interpreting the provisions of this Agreement;

  Establishing and revising the method of accounting for this Agreement;

  Maintaining a record of Imputed Income Tax Reimbursements; and

  Establishing rules and prescribing any forms necessary or desirable to administer this Agreement.

5.4	Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

5.5	Tax Withholding and Reporting. The Company shall withhold any taxes that are required to be withheld, including but not limited to taxes owed under Code Section 409A, from the benefits provided under this Agreement. The Executive acknowledges that the Company's sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authorities. The Company shall satisfy all applicable reporting requirements, including those under Code Section 409A.

5.6	Applicable Law. The Agreement, and all rights hereunder shall be governed by the laws of the State of Tennessee, except to the extent preempted by the laws of the United States of America.

5.7	Unfunded Arrangement. The Executive is a general unsecured creditor of the Company for the distribution of benefits under this Agreement. The benefits represent the mere promise by the Company to distribute such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life or other informal funding asset is a general asset of the Company to which the Executive has no preferred or secured claim.

5.8	Reorganization. The Company shall not merge or consolidate into or with another Company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor entity.

5.9	Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

5.10	Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

5.11	Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

5.12	Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

5.13	Notice. Any notice or filing required or permitted to be given to the Company under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

One First Citizens Place
Dyersburg, TN  38024

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

5.14	Compliance with Section 409A. This Agreement shall be interpreted and administered consistent with Code Section 409A.

IN WITNESS WHEREOF, the Executive and the Company consent to this Agreement on the date above written.

EXECUTIVE:                                                                        COMPANY:

            First Citizens National Bank

                                                                                    By
Name

                                                                                    Title

First Citizens National Bank

Imputed Income Tax Reimbursement Agreement

{  }       New Designation

{  }       Change in Designation

I, ______________, designate the following as Beneficiary under the Agreement:

Primary: ___________________________________________________________ ___________________________________________________________ ___________________________________________________________	_____% _____% _____%
Contingent: ___________________________________________________________ ___________________________________________________________ ___________________________________________________________	_____% _____% _____%

Notes:

•         Please PRINT CLEARLY or TYPE the names of the beneficiaries.

•         To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

•         To name your estate as beneficiary, please write "Estate of _[your name]_".

•         Be aware that none of the contingent beneficiaries will receive anything unless ALL of the primary beneficiaries predecease you.

I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator, which shall be effective only upon receipt and acknowledgment by the Plan Administrator prior to my death.  I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Name:               ____________________________

Signature:          _______________________________      Date:     _______

Received by the Plan Administrator this ________ day of ___________________, 2___

By:       _________________________________

First Citizens National Bank

Imputed Income Tax Reimbursement Agreement

SCHEDULE A FOR JEFF AGEE

Year	Imputed Income Tax Reimbursement
2008	$306
2009	$329
2010	$356
2011	$389
2012	$435
2013	$494
2014	$564
2015	$641
2016	$723
2017	$803
2018	$874
2019	$936
2020	$1,006
2021	$1,098
2022	$1,230
2023	$1,403
2024	$1,609
2025	$1,839
2026	$2,088
2027	$2,348
2028	$2,615
2029	$2,889
2030	$3,186
2031	$3,511
2032	$3,874
2033	$4,261
2034	$4,664
2035	$5,108
2036	$5,615
2037	$6,208
2038	$6,852
2039	$7,608
2040	$8,432
2041	$9,352
2042	$10,314
2043	$11,292
2044	$12,418
2045	$13,718

First Citizens National Bank

Imputed Income Tax Reimbursement Agreement

SCHEDULE A FOR RALPH HENSON

Year	Imputed Income Tax Reimbursement
2008	$3,132
2009	$3,486
2010	$3,853
2011	$4,248
2012	$4,682
2013	$5,167
2014	$5,682
2015	$6,218
2016	$6,811
2017	$7,486
2018	$8,277
2019	$9,135
2020	$10,144
2021	$11,242
2022	$12,468
2023	$13,753
2024	$15,058
2025	$16,558
2026	$18,289

First Citizens National Bank

Imputed Income Tax Reimbursement Agreement

SCHEDULE A FOR BARRY LADD

Year	Imputed Income Tax Reimbursement
2008	$3,138
2009	$3,468
2010	$3,824
2011	$4,214
2012	$4,650
2013	$5,114
2014	$5,597
2015	$6,129
2016	$6,738
2017	$7,450
2018	$8,221
2019	$9,130
2020	$10,118
2021	$11,223
2022	$12,377
2023	$13,552
2024	$14,902
2025	$16,461

First Citizens National Bank

Imputed Income Tax Reimbursement Agreement

SCHEDULE A FOR JUDY LONG

Year	Imputed Income Tax Reimbursement
2008	$564
2009	$641
2010	$723
2011	$803
2012	$874
2013	$936
2014	$1,006
2015	$1,098
2016	$1,230
2017	$1,403
2018	$1,609
2019	$1,839
2020	$2,088
2021	$2,348
2022	$2,615
2023	$2,889
2024	$3,186
2025	$3,511
2026	$3,874
2027	$4,261
2028	$4,664
2029	$5,108
2030	$5,615
2031	$6,208
2032	$6,852
2033	$7,608
2034	$8,432
2035	$9,352
2036	$10,314
2037	$11,292
2038	$12,418
2039	$13,718

First Citizens National Bank

Imputed Income Tax Reimbursement Agreement

SCHEDULE A FOR KATIE WINCHESTER

Year	Imputed Income Tax Reimbursement
2008	$4,358
2009	$4,817
2010	$5,311
2011	$5,852
2012	$6,458
2013	$7,102
2014	$7,774
2015	$8,514
2016	$9,358
2017	$10,347
2018	$11,418
2019	$12,680
2020	$14,053
2021	$15,586
2022	$17,191
2023	$18,821
2024	$20,697
2025	$22,862